Exhibit 16.1

                       Kramer Wiseman and Associates, LLP

November 4, 2009

US Securities and Exchange Commission
100 F Street
Washington, DC  20549

Dear Sirs:

We have read the statements of Domark International, Inc, pertaining to our firm included under Item 4.01 of Form 8-K/A dated as of November 4, 2009 and with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Kramer Wiseman and Associates, LLP.
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Kramer Wiseman and Associates, LLP.
Hollywood, Fort Lauderdale
November 4, 2009